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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CBR Brewing Company, Inc. on Form S-8 of our reports dated March 31, 1998, appearing in the Annual Report on Form 10K of CBR Brewing Company, Inc. for the year ended December 31, 1997.


/s/ Deloitte Touche Tohmatsu

Hong Kong
April 24, 1998













                                     Exhibit 23.1